INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (this “Agreement”) is entered into on this 18th day of July, 2008 by and among NIVS (Huizhou) Audio & Video Tech. Co., Ltd., a company organized under the laws of the People’s Republic of China (“PRC”) (“Assignee”), and Tianfu Li, an individual residing in the PRC and holder of PRC identity card no. 440106196907021831 (“Assignor”). Undefined terms contained in this Agreement shall have the meanings as set forth in the Share Exchange Agreement, as defined below.

RECITALS

WHEREAS, SRKP 19, Inc., a Delaware corporation (“SRKP 19”), Niveous Holding Company Limited, a British Virgin Islands corporation (“Niveous”), and all of the shareholders of Niveous (the “Shareholders”) have entered into that certain Share Exchange Agreement dated June 27, 2008 (the “Share Exchange Agreement”) pursuant to which SRKP 19 agreed to issue an aggregate of 27,546,667 shares of its common stock to the Shareholders and/or their designees in exchange for 100% of the share capital of Niveous (the “Share Exchange”);

WHEREAS, Niveous is the 100% parent of NIVS International (H.K.) Limited, a Hong Kong corporation, which is the 97.5% parent of Assignee;

WHEREAS, Assignor owns certain Intellectual Property (as such term is defined below) related to the business of Assignee, and Assignor desires to make a binding assignment and transfer of such Intellectual Property to Assignee in accordance with the terms and conditions of this Agreement; and

WHEREAS, the assignment and transfer of the Intellectual Property by Assignor to Assignee is a material condition for the completion of the transactions contemplated by the Share Exchange Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the parties, intending to be legally bound hereby, agree as follows:

1. Assignment and Transfer of Intellectual Property. In consideration of Niveous consummating the Share Exchange, Assignor hereby fully and irrevocably assigns, transfers, and conveys to Assignee all of Assignor’s rights, title, and interests in and to the technology and know-how necessary for Assignee to conduct its business as operated today and as may be reasonably operated in the future, including all worldwide (a) patents, patent applications, and patent rights, including but not limited to those listed in Schedule A attached hereto; (b) rights associated with works of authorship including copyrights, copyright applications, copyright registrations, mask work rights, mask work applications, and mask work registrations; (c) trademarks, trademark applications, trademark registrations, trade names, and company names; (d) rights relating to the protection of trade secrets and confidential information; (e) licenses, permits, and authorizations; (f) rights analogous to those set forth herein and any other proprietary rights relating to intangible property, including claims arising out of the foregoing rights; and (g) divisions, continuations, renewals, reissues, and extensions of the foregoing (as applicable) now existing or hereafter filed, issued, or acquired (collectively, the “Intellectual Property”).

2. Representations and Warranties of Assignor. Assignor hereby represents and warrants to Assignee as follows:

2.1 The assignment, transfer, and conveyance of any and all rights that Assignor has in and to the Intellectual Property that is hereby made fully and completely complies with all requirements of law and other relevant regulation.

2.2 Assignor will perform all acts and execute all documents, as Assignee reasonably determines necessary or desirable, to protect Assignee’s interest in the Intellectual Property and to ensure that the assignment, transfer, and conveyance contemplated by this Agreement complies with all requirements of law and other relevant regulation.

2.3 Assignor owns the Intellectual Property, as applicable, free and clear of all liens, encumbrances, and claims of others and is authorized to assign, transfer, and convey the Intellectual Property, as applicable, to Assignee in accordance with the terms of this Agreement.

2.4 In connection with the transfer, assignment, and conveyance contemplated by this Agreement, Assignee has acquired and shall acquire all of Assignor’s rights throughout the world, under any law, statute, treaty, or regulation heretofore, now or hereafter existing, enacted or promulgated, together with all claims, demands, and causes of action heretofore, now or hereafter existing for use of any of the Intellectual Property and any and all of Assignor’s legal or equitable rights to use and own the Intellectual Property in any and all fields of use now or hereafter existing throughout the world.

2.5 All actions and proceedings necessary to be taken by or on the part of Assignor in connection with the transactions contemplated by this Agreement have been duly and validly taken, and this Agreement has been duly and validly authorized, executed, and delivered by Assignor and constitutes and will constitute the legal, valid, and binding obligation of Assignor, enforceable against Assignor in accordance with and subject to its terms, except as may be limited by bankruptcy or other laws affecting creditors’ rights and by equitable principles.

2.6 Neither the execution, delivery, and performance by Assignor of this Agreement nor the consummation by Assignor of the transactions contemplated hereby is an event that, by itself or with the giving of notice or the passage of time or both, will constitute a violation of, or conflict with, or result in any breach of or any default under, or constitute grounds for termination or acceleration of, any license, mortgage, indenture, lease, agreement, or instrument to which Assignor is a party or by which Assignor is bound, or violate (i) any judgment, decree, or order or (ii) any statute, rule, or regulation, in each such case, applicable to Assignor. Assignor has filed or agrees to file all necessary documents to obtain all necessary approvals from applicable governmental entities with respect to the Intellectual Property, including, but not limited to, all applicable certificates of transfer, such that the execution, delivery, and performance by Assignor of this Agreement, and the consummation by Assignor of the transactions contemplated hereby.

3. Representations and Warranties of Assignee. Assignee hereby represents and warrants to Assignor as follows:

3.1 Assignee is a corporation duly organized, validly existing and in good standing under the laws of its place of incorporation.

3.2 All organizational proceedings necessary to be taken by or on the part of Assignee in connection with the transactions contemplated by this Agreement have been duly and validly taken.

4. General.

4.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, assigns, and legal representatives.

4.2 Counterparts. This Agreement may be executed in any number of facsimile counterparts, each of which shall be deemed to be an original and all of which shall constitute together one and the same agreement.

4.3 Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes it shall be construed in accordance with and governed by the law of such state.

4.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any related document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

4.5 Modification. This Agreement may not be and shall not be deemed or construed to have been modified, amended, rescinded, canceled, or waived in whole or in part, except by written instruments signed by the parties hereto.

4.6 Entire Agreement. This Agreement constitutes and expresses the entire agreement and understanding between the parties hereto in reference to all the matters herein referred to, all previous discussions, promises, representations, and understandings relative thereto, if any, had between the parties hereto, being herein merged.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the duly authorized representatives of each of the parties hereto, intending to be legally bound, hereby execute this Intellectual Property Assignment Agreement as of the day and year first above written.

ASSIGNOR:

/s/ Tianfu Li
Tianfu Li

NIVS (HUIZHOU) AUDIO & VIDEO TECH. CO., LTD.

By:	[ILLEGIBLE] [CHOP STAMP]
Name:
Title:

NIVEOUS HOLDING COMPANY LIMITED

By:	[ILLEGIBLE] [CHOP STAMP]
Name:
Title:

SCHEDULE A

实用新型专利证权转让证明

以下各相应专利号及各项专利均为厉天福先生所有，现本人将以下专利的所有权转让给惠州市纳伟仕视听科技有限公司无偿使用，但并未在知识产权局进行正式的转让备案。

专利证清单如下：

兹核准第 908605 号	专利号：ZL 2005 2 0121641.9
第 927670 号	专利号：ZL 2006 2 0060556.0
第 647627 号	专利号：ZL 2006 3 0063868.2
第 647186 号	专利号：ZL 2006 3 0061385.9
第 647568 号	专利号：ZL 2006 3 0064459.4
第 657140 号	专利号：ZL 2006 3 0060708.2
第 556263 号	专利号：ZL 2005 3 0076010.5
第 634235 号	专利号：ZL 2006 3 0060960.3
第 634046 号	专利号：ZL 2006 3 0053313.X
第 633851 号	专利号：ZL 2006 3 0060707.8
第 634159 号	专利号：ZL 2006 3 0063866.3
第 633900 号	专利号：ZL 2006 3 0060706.3
第 633667 号	专利号：ZL 2006 3 0060961.8
第 623061 号	专利号：ZL 2006 3 0060957.1
第 634345 号	专利号：ZL 2006 3 0061384.4
第 566156 号	专利号：ZL 2005 3 0077480.3
第 599328 号	专利号：ZL 2006 3 0051131.9
第 523328 号	专利号：ZL 2005 3 0063579.8
第 527315 号	专利号：ZL 2005 3 0063001.2
第 523393 号	专利号：ZL 2005 3 0063879.6
第 633705 号	专利号：ZL 2006 3 0061383.X
第 527173 号	专利号：ZL 2005 3 0063580.0
第 523261 号	专利号：ZL 2005 3 0063578.3
第 527092 号	专利号：ZL 2005 3 0063000.8

第 525476 号　　专利号：ZL 2005 3 0063882.8
第 599215 号　　专利号：Z L 2005 3 0158232.1
第 523248 号　　专利号：ZL 2005 3 0064125.2
第 633654 号　　专利号：ZL 2006 3 0060709.7
第 474116 号　　专利号：ZL 2004 3 0114373.9
第-477637 号　　专利号：ZL 2004 3 0114367.3
第 477625 号　　专利号：ZL 2004 3 0114374.3
第 469274 号　　专利号：ZL 2004 3 0114370.5
第 474289 号　　专利号：ZL2004 3 0091962.X
第 474224 号　　专利号：ZL 2004 3 0114375.8
第 469152 号　　专利号：ZL 2004 3 0114371.X
第 469203 号　　专利号：ZL 2004 3 0114372.4
第 474205 号　　专利号：ZL 2004 3 0114368.8
第 256822 号　　专利号：ZL 02 3 03725.3
第 252399 号　　专利号：ZL 02 3 04318.0
第 327615 号　　专利号：ZL 03 3 21553.7
第 327466 号　　专利号：ZL 03 3 21552.7

特此证明！

转让方：历天福

签字：________________

日期：2008 年 1 月 1 日

受让方：惠州市纳伟仕视听科技有限公司

盖章：

日期：2008 年 1 月 1 日

专利申请受理通知书权转让证明

以下各相应专利申请号及各项专利均为厉天福先生所有，现本人将以下专利申请的所有权转让给惠州市纳伟仕视听科技有限公司无偿使用，但并未在但并未在知识产权局进行正式的转让备案。

专利申请号清单如下：

申请号：200730055548.7	申请号：200730069315.2
申请号：200730069313.3	申请号：2007200496498
申请号：200720052021.3	申请号：200730055549.1
申请号：200730055547.2	申请号：200730055545.3
申请号：200730055546.8	申请号：200730055544.9
申请号：200720060260.3	申请号：200720060593.6
申请号：200730332071.2	申请号：200720060258.6
申请号：200720060216.2	申请号：200720060257.1
申请号：200730054889.2	申请号：200730054885.4
申请号：200730054883.5	申请号：2007300548873
申请号：200720051240.X	申请号：200730055548.7
申请号：200730055546.8	申请号：200730055549.1
申请号：200730055547.2	申请号：200730055545.3
申请号：200730055544.9	申请号：200730069315.2
申请号：200730069313.3	申请号：2007200496498
申请号：200720052021.3	

特此证明！

转让方：厉天福　　　　签字：

日期：2008年1月1日

受让方：惠州市纳伟仕视听科技有限公司　　　　盖章：

日期：2008年1月1日